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                                                                    EXHIBIT 99.2

                            [FORM OF JDSU PROXY CARD]

                          [FORM OF FRONT OF PROXY CARD]
                            JDS UNIPHASE CORPORATION
                210 BAYPOINTE PARKWAY, SAN JOSE, CALIFORNIA 95134
               SPECIAL MEETING OF STOCKHOLDERS -- __________, 2000
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned, revoking all prior proxies, hereby appoints ______________________ and _________________ as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of JDS Uniphase Corporation at JDS Uniphase's headquarters at 210 Baypointe Parkway, San Jose, California 95134, on _________, __________, 2000, at _________ PST, and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgement on any matters which may properly come before the Special Meeting, all as indicated in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON PROPOSAL 2.

        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                          [FORM OF BACK OF PROXY CARD]

Dear Stockholder:

        Please take note of the important information enclosed with this Proxy Card. There are a number of issues related to the management and operation of JDS Uniphase Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy card in the enclosed postage paid envelope. Your vote must be received prior to the Special Meeting of Stockholders, to be held on _________, __________, 2000. Thank you in advance for your prompt consideration of these matters.

Sincerely, JDS Uniphase Corporation

The Board of Directors recommends a vote FOR the proposal outlined below.

        1. To consider and vote upon a proposal to approve the issuance of shares of JDS Uniphase Corporation common stock under the Agreement and Plan of Merger, dated as of July 9, 2000, by and among JDS Uniphase Corporation, K2 Acquisition, Inc., a wholly owned subsidiary of JDS Uniphase Corporation, and SDL, Inc. Under the merger agreement, K2 Acquisition, Inc. will merge with and into SDL, Inc. and SDL, Inc. will survive the merger as a wholly owned subsidiary of JDS Uniphase Corporation. In the merger, holders of outstanding shares of common stock of SDL, Inc. will receive 3.8 shares of common stock of JDS Uniphase Corporation for each share of SDL, Inc. common stock they hold.

        [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

        2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the special meeting or any adjournment(s) of the special meeting.



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MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

        Please sign exactly as your name(s) appear(s) on the books of JDS Uniphase Corporation. Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

Signature  ________________________ Date  ________________

Signature  ________________________ Date  ________________